Exhibit 24.1

POWER OF ATTORNEY
FORM S-8 REGISTRATION STATEMENT

Each of the undersigned officers and/or directors of The Stanley Works, a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Bruce H. Beatt and Kathryn P. Sherer, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s common stock, par value $2.50 per share, to be offered in connection with certain equity compensation plans of the Registrant and its subsidiaries, including The Stanley Works 2009 Long-Term Incentive Plan, (b) any and all amendments (including post-effective amendments), supplements and exhibits to the Form S-8 Registration Statement and (c) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said officer and/or director, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, each undersigned has subscribed these presents as of the applicable date set forth below.

Signature	Title	Date

/s/ John F. Lundgren	Chairman, Chief Executive Officer and Director	February 16, 2010
John F. Lundgren
/s/ Donald Allan, Jr.	Vice President and Chief Financial Officer	February 16, 2010
Donald Allan, Jr.
/s/ John G. Breen	Director	February 16, 2010
John G. Breen
/s/ Patrick D. Campbell	Director	February 16, 2010
Patrick D. Campbell
/s/ Carlos M. Cardoso	Director	February 16, 2010
Carlos M. Cardoso
/s/ Virgis W. Colbert	Director	February 16, 2010
Virgis W. Colbert
/s/ Robert B. Coutts	Director	February 16, 2010
Robert B. Coutts
/s/ Eileen S. Kraus	Director	February 16, 2010
Eileen S. Kraus
/s/ Marianne Miller Parrs	Director	February 16, 2010
Marianne Miller Parrs
/s/ Lawrence A. Zimmerman	Director	February 16, 2010
Lawrence A. Zimmerman